Exhibit 4.02

THIRD SUPPLEMENTAL INDENTURE

This THIRD SUPPLEMENTAL INDENTURE, dated September 19, 2022 (this “Supplemental Indenture”), is made and entered into by NortonLifeLock Inc., a Delaware corporation (the “Issuer”), LifeLock, Inc., Avira, Inc., EMBP 455, L.L.C., Kintiskton LLC and Guardsman LLC, each a Subsidiary of the Issuer, as guarantors (each, a “Guarantor” and together, the “Guarantors”), and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as Trustee (in such capacity, the “Trustee”).

RECITALS

A.                Section 9.01 of the Base Indenture, dated February 9, 2017, between the Issuer and the Trustee (the “Base Indenture”), as supplemented by (i) the First Supplemental Indenture, dated February 9, 2017, between the Issuer and the Trustee, providing for the issuance of an aggregate principal amount of $1,100,000,000 of 5.000% Senior Notes due 2025 of the Issuer (the “2025 Notes”), and (ii) the Second Supplemental Indenture, dated September 19, 2022, among the Issuer, the Guarantors and the Trustee, providing for the issuance in aggregate principal amount of $900,000,000 aggregate principal amount of 6.750% Senior Notes due 2027 (the “2027 Notes”) and $600,000,000 aggregate principal amount of 7.125% Senior Notes due 2030 (the “2030 Notes” and, together with the 2027 Notes and the 2025 Notes, the “Existing Notes”), (collectively, the “Indenture”) provides that, without the consent of Holders of any series of Notes, the Issuer and the Trustee may enter into a supplemental indenture to the Base Indenture to add note guarantees with respect to any or all of the Notes.

B.                The Issuer desires for the Guarantors to unconditionally guarantee all of the Issuer’s Obligations under the 2025 Notes on the terms and conditions set forth herein and under the Indenture.

This Supplemental Indenture shall supplement the Indenture insofar as it will apply only to the 2025 Notes (and not to any other series of Notes).

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto agree, subject to the terms and conditions hereinafter set forth, as follows for the benefit of the Trustee and the Holders of the Notes:

Section 1.           Definitions. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

Section 2.           Agreement to be Bound. Each of the Guarantors hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

Section 3.           Guarantee. The obligations of the Issuer under the 2025 Notes and the Indenture will be, jointly and severally, unconditionally guaranteed on a senior unsecured basis (the “note guarantees”) by the Guarantors.

Section 4.           Release of Guarantee. The note guarantee of a Guarantor will be automatically and unconditionally released and discharged upon:

(1)               a sale, exchange, transfer or other disposition (including by way of merger, amalgamation, consolidation, dividend distribution or otherwise) of the Capital Stock of such Guarantor or the sale, exchange, transfer or other disposition of all or substantially all of the assets of the Guarantor to a person other than to the Issuer or a Guarantor and as otherwise not prohibited by this Indenture,

(2)               defeasance or discharge of the Notes, as provided in Article 8 of the Base Indenture, as supplemented by Section 5 hereof,

(3)               such Guarantor being (or being substantially concurrently) released or discharged from all of its guarantees of payment by the Issuer of any Indebtedness of the Issuer under any credit facility under which there is outstanding (without duplication) indebtedness of the Issuer or any Guarantor in an aggregate principal amount equal to or greater than $400,000,000 other than, for the avoidance of doubt, any factoring/securitization or vendor finance transactions,

(4)               upon the merger, amalgamation or consolidation of any Guarantor with and into the Issuer or another Guarantor or upon the liquidation of such Guarantor, in each case, in compliance with the applicable provisions of the Indenture, and

(5)               as described under Article 9 of the Base Indenture.

Section 5.           Limitation of Liability. Each Guarantor confirms that it is the intention of all parties that the note guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Trustee, the Holders and Guarantors hereby irrevocably agree that the obligations of such Guarantor under its note guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its note guarantee, result in the obligations of such Guarantor under its note guarantee constituting a fraudulent transfer or conveyance.

Section 6.           Execution and Delivery of Note Guarantees. To evidence its note guarantee set forth in Section 3 hereof, each Guarantor agrees that this Supplemental Indenture shall be signed on behalf of such Guarantor by an Officer of such Guarantor (or, if an Officer is not available, by another authorized Person) on behalf of such Guarantor. Each Guarantor agrees that except as otherwise provided in this Indenture its note guarantee set forth in Section 3 hereof shall remain in full force and effect and shall apply to all the 2025 Notes notwithstanding any failure to endorse on each 2025 Note a notation of such note guarantee. The delivery of any 2025 Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any note guarantee set forth in this Supplemental Indenture on behalf of the Guarantors. The failure to endorse a note guarantee shall not affect or impair the validity thereof.

Section 7.           Legal Defeasance and Covenant Defeasance. In the event that the Issuer exercises its defeasance option under Article 8 of the Base Indenture, each Guarantor will be released from all of its obligations with respect to its note guarantee.

Section 8.           Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL, WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE NOTES.

Section 9.           Counterparts. This Supplemental Indenture may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. This Supplemental Indenture (and any document executed in connection with this Supplemental Indenture) shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (“UCC”) (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

[Signature Page Follows]

NortonLifeLock Inc.

By:	/s/ Sameer Sood
	Name:	Sameer Sood
	Title:	Chief Accounting Officer

LifeLock, Inc.

By:	/s/ Bryan Ko
	Name:	Bryan Ko
	Title:	President

Avira, Inc.

By:	/s/ Jessica Horrillo
	Name:	Jessica Horrillo
	Title:	Vice President and Treasurer

EMBP 455, L.L.C.

By:	/s/ Margaret Song
	Name:	Margaret Song
	Title:	Secretary

Kintiskton LLC

By:	/s/ Margaret Song
	Name:	Margaret Song
	Title:	Manager

Guardsman LLC

By:	/s/ Margaret Song
	Name:	Margaret Song
	Title:	Manager

[Signature Page to Third Supplemental Indenture]

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Nikki Austin
	Name:	Nikki Austin
	Title:	Assistant Vice President

[Signature Page to Third Supplemental Indenture]